EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following Registration Statements:

(1)Registration Statement (Form S-3 No. 333-221590) of Golden Entertainment, Inc.,
(2)Registration Statement (Form S-8 No. 333-77247) of Golden Entertainment, Inc. (formerly known as Lakes Gaming, Inc.) pertaining to the Company’s 1998 Director Stock Option Plan,
(3)Registration Statement (Form S-8 No. 333-77249) of Golden Entertainment, Inc. (formerly known as Lakes Gaming, Inc.) pertaining to the Company’s 1998 Stock Option and Compensation Plan,
(4)Registration Statement (Form S-8 No. 333-77591) of Golden Entertainment, Inc. (formerly known as Lakes Gaming, Inc.) pertaining to the Company’s Assumed Stock Option Plan,
(5)Registration Statement (Form S-8 No. 333-116674) of Golden Entertainment, Inc. (formerly known as Lakes Entertainment, Inc.) pertaining to the Company’s 1998 Stock Option and Compensation and 1998 Director Stock Option Plans,
(6)Registration Statement (Form S-8 No. 333-143985) of Golden Entertainment, Inc. (formerly known as Lakes Entertainment, Inc.) pertaining to the Company’s 2007 Stock Option and Compensation Plan,
(7)Registration Statement (Form S-8 No. 333-162259) of Golden Entertainment, Inc. (formerly known as Lakes Entertainment, Inc.) pertaining to the Company’s 2007 Stock Option and Compensation Plan, and
(8)Registration Statement (Form S-8 No. 333-214497) of Golden Entertainment, Inc. pertaining to the Company’s 2015 Incentive Award Plan, and
(9)Registration Statement (Form S-3 ASR No. 333-258587) of Golden Entertainment, Inc.
of our reports dated March 1, 2023 with respect to the consolidated financial statements of Golden Entertainment, Inc. and the effectiveness of internal control over financial reporting of Golden Entertainment, Inc. included in this Annual Report (Form 10-K) of Golden Entertainment, Inc. for the year ended December 31, 2022.
/s/ Ernst & Young LLP
Las Vegas, Nevada
March 1, 2023